SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                XIOX CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  No fee required.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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

                                XIOX CORPORATION
                          Airport Boulevard, Suite 700
                          Burlingame, California 94010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 19, 1997

To the Stockholders of Xiox Corporation:

                  Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of XIOX CORPORATION (the "Company") will be held at the Company's principal executive offices located at 577 Airport Boulevard, Suite 700, Burlingame, California 94010 on Monday, May 19, 1997, at 11:00 a.m., local time, for the following purposes:

         1. To elect five directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

         2.       To  ratify  the   selection   of  KPMG  Peat  Marwick  LLP  as
                  independent accountants for the Company for the fiscal year ending December 31, 1997.

         3. To consider and vote upon a proposal to amend the Company's 1994 Stock Plan to increase by 150,000 the number of shares of the Company's Common Stock reserved for issuance thereunder.

         4. To act upon such other business as may properly come before the meeting or any adjournment thereof.

                  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. The Board of Directors has fixed the close of business on April 1, 1997 as the record date for determining those stockholders who will be entitled to notice of and to vote at the Annual Meeting or any adjournment of postponement thereof.

                  Representation of at least a majority of all outstanding shares of common stock of the Company is required to constitute a quorum at the Annual Meeting. Accordingly, it is important that your stock be represented at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked in writing by you at any time prior to the time it is voted.

                                     By Order of the Board of Directors,
                                     XIOX CORPORATION


                                     /s/ Melanie D. Reid
                                     ------------------------------------
Burlingame, California                   Melanie D. Reid
April 14, 1997                           Secretary

                               PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS OF
                                XIOX CORPORATION

                             To Be Held May 19, 1997

                  This Proxy Statement is solicited on behalf of the Board of Directors of Xiox Corporation ("Xiox" or the "Company") for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, May 19, 1997, at 11:00 a.m., local time, at the Company's principal executive offices located at 577 Airport Boulevard, Suite 700, Burlingame, California 94010, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. These proxy solicitation materials were mailed on or about April 14, 1997 to all stockholders entitled to vote at the Annual Meeting.

                  Shares represented by proxies in the accompanying form which are properly executed and returned to Xiox will be voted at the Annual Meeting in accordance with the stockholders' instructions contained therein. If no instructions are given on an executed and returned proxy with respect to a matter set forth in the Notice of Meeting accompanying this Proxy Statement, shares so represented will be voted in favor thereof and for the nominated directors. Any proxy given by a shareholder may be revoked by him at any time prior to its exercise by his taking any one of the following actions:

         1. filing a written instrument revoking the proxy with the Secretary of the Company;

         2. filing a duly executed proxy bearing a later date with the Secretary of the Company; or

         3.       attending the meeting and electing to vote in person.

         The Company's principal executive offices are located at 577 Airport Boulevard, Suite 700, Burlingame, California 94010.

                  The cost of this solicitation will be borne by Xiox. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of stock and such persons may be reimbursed for their expenses. Proxies may be solicited by the Company's directors, officers or regular employees, without additional compensation, in person or by telephone, or telegraph.

                  The close of business on April 1, 1997 was the record date (the "Record Date") for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, Xiox had 2,372,384 shares of common stock, $.01 par value (the "Common Stock"), issued and outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters set forth in this Proxy Statement.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
                             FOR 1998 ANNUAL MEETING


                  Proposals of stockholders of the Company intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by Xiox no later than December 23, 1997 in order to be considered for possible inclusion in the proxy statement and form of proxy related to that meeting. The proposal must be mailed to the Company's principal executive offices, 577 Airport Boulevard, Suite 700, Burlingame, California 94010, Attention: Melanie D. Reid. Such proposals must comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees

                  A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote all proxies received by them for the nominees for directors listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or unwilling to serve as a director. Notwithstanding the foregoing, if one or more persons, other than those named below, are nominated as candidates for the office of director, the enclosed proxy may be voted in favor of any one or more of the nominees to the exclusion of others, and in such order of preference as the proxies may determine in their discretion. The nominees for director to serve for one year or until their successors are elected and qualified are set forth below.

Name and Position(s) with the Company             Director Since            Age

William H. Welling                                1989                      63
Chairman, Chief Executive Officer
and Director

Mark A. Parrish, Jr.                              1990                      66
Director

Robert K. McAfee(1)                               1985                      66
Director

Bernard T. Marren(1)                              1989                      61
Director

Atam Lalchandani(1)                               1996                      53
Director

---------------------------
(1) Member of Audit and Compensation Committee.


                  The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until his successor has been elected and qualified. There are no family relationships between any directors or executive officers of the Company.

PROPOSAL ONE
ELECTION OF DIRECTORS (continued)


Business Experience of Directors

                  William H. Welling became a director of the Company and was named Chairman of the Board of Directors and Chief Executive Officer in September 1989. Since 1983 he has been Managing Partner of Venture Growth Associates, an investment firm. Since April 1993 he has been director of Western Micro Technology, Inc., a distributor of computer systems and products. Mr. Welling also serves as a director on the boards of several private companies.

                  Mark A. Parrish, Jr. was appointed a director of the Company in August 1990 and served as interim President and Chief Operating Officer from January 1991 through July 1991. Since 1990, Mr. Parrish has worked as a consultant. From 1987 until its sale in 1989, Mr. Parrish was President of the Datachecker Systems Division, a $230 million point of sales systems subsidiary of National Semiconductor Corporation. Between 1974 and 1987 Mr. Parrish held various sales and marketing positions at National Semiconductor; starting as a Major Accounts Manager in 1974, he was named Director of North American sales in 1980 and was appointed Vice President in 1982.

                  Robert K. McAfee became a director of the Company in September 1985. Mr. McAfee has been a management consultant for over 30 years serving both major and small companies. In recent years he has worked extensively with the World Bank and other regional development banks in introducing computer-based systems and other modern management systems to railroads located throughout the world.

                  Bernard T. Marren was appointed a director of the Company in September 1989. Mr. Marren was a founder of Western Micro Technology, Inc., serving as President and Chief Operating Officer from 1977 to 1988. Mr. Marren has been involved in the semiconductor industry since 1960. Mr. Marren was a founder and first President of the Semiconductor Industry Association ("SIA"). He also served as President, Director and Chairman of the National Electronics Distributor Association ("NEDA"). Currently he is Chairman of the Board and Chief Executive Officer of Die Enhancements, Inc., a company that processes silicon wafers to make die for the semiconductor industry.

                  Atam Lalchandani was appointed a director of the Company in May 1996. He has been in the information technology business for the past 20 years. He was part of the financial management at National Semiconductor Corporation, starting in 1977 and progressing to Chief Financial and Administrative Officer for a subsidiary, National Advanced Systems from 1983 to 1989. During 1990 Mr. Lalchandani was the Chief Financial Officer of Oracle Corporation's domestic operations. From 1990 to 1992 Mr. Lalchandani served initially as Chief Financial Officer and later as Chief Executive Officer for Objectivity, a database software company. Since 1992 Mr. Lalchandani has been a financial and strategy consultant for various companies in the San Francisco Bay Area. He is currently on the board of Harmony Foods in Santa Cruz, California, as well as several high technology companies.

PROPOSAL ONE
ELECTION OF DIRECTORS (continued)



Vote Required

                   The five nominees receiving the highest number of affirmative votes of the shares entitled to vote shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

Board Meetings and Committees

                  The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 1996 ("fiscal year"). The Board of Directors has one standing Committee, the Audit and Compensation Committee. The members of the Audit and Compensation Committee are Atam Lalchandani, Bernard T. Marren and Robert K. McAfee. The Audit and Compensation Committee approves the Company's compensation arrangements including stock option grants and employee benefits for the Company's management and employees and recommends the engagement of the Company's independent auditors. During the year ended December 31, 1996, the Audit and Compensation Committee held four meetings. There is no nominating committee or any other committee performing the functions of a nominating committee.

                  During fiscal 1996, no director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of its committees on which he served.

Recommendation of the Board of Directors

                  The Board of Directors recommends a vote FOR the nominees listed herein.

                                  PROPOSAL TWO

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS



                  The Board of Directors has appointed KPMG Peat Marwick LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If the stockholders do not ratify the appointment of KPMG Peat Marwick LLP, the Board of Directors will reconsider the appointment.

Recommendation of the Board of Directors

                  The Board of Directors recommends a vote FOR the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1997.

                                 PROPOSAL THREE

                        AMENDMENT TO THE 1994 STOCK PLAN

1994 Stock Plan

                  The Board of Directors is recommending stockholder approval of an amendment of the Company's 1994 Stock Plan (the "1994 Plan") to increase the number of shares issueable under the 1994 Plan by 150,000 shares to an aggregate of 350,000 shares. The amendment was adopted by the Board of Directors in March 1997, subject to stockholder approval at the Annual Meeting.

                  The Company's 1994 Plan was adopted by the Board of Directors in April 1994 and approved by the shareholders in May 1994. The 1994 Plan replaced the Company's 1984 Stock Option Plan (the "1984 Option Plan"), which terminated by its own terms in April 1994. Options granted under the 1984 Option Plan were not terminated at the time such 1984 Option Plan expired, but remain outstanding until the term of such options expires or such options are exercised in accordance with their terms. Any shares previously reserved for issuance under the 1984 Option Plan which are not subject to outstanding options shall have been returned to the authorized but unissued Common Stock of the Company. An aggregate of 100,000 shares was reserved for issuance under the 1994 Plan at the time of its adoption. In 1995, the Board of Directors increased the number of shares reserved for issuance under the 1994 Plan to 200,000, and such increase was approved by the shareholders in 1995. At the Record Date, options to purchase an aggregate of 178,179 shares having an average exercise price of $3.40 per share and expiring from May 2003 to December 2006 were outstanding and 21,821 shares remained available for future grant under the 1994 Plan.

                  In March 1997, the Board of Directors unanimously adopted, subject to shareholder approval, an amendment to the 1994 Plan to reserve an additional 150,000 shares for issuance under the 1994 Plan. At the Annual Meeting, the shareholders are being asked to approve this amendment to the 1994 Plan.

                  The essential features of the 1994 Plan are outlined below.

Purpose

                  The purposes of the 1994 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees and consultants of the Company and to promote the success of the Company's business.

PROPOSAL THREE
AMENDMENT TO THE 1994 STOCK PLAN (continued)

Administration

                  The 1994 Plan provides for administration by the Board of Directors of the Company or by a committee of the Board. The 1994 Plan is currently being administered by the Board of Directors. The interpretation and construction of any provision of the 1994 Plan by the Board shall be final and binding. Members of the Board receive no compensation for their services in connection with the administration of the 1994 Plan.

Eligibility

                  The 1994 Plan provides for grants to employees (including officers) of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for grants of nonstatutory stock options to employees and consultants. The Board of Directors selects optionees and determines the number of shares to be subject to each option. The 1994 Plan provides for a maximum of 200,000 option shares which may be granted to any one employee. There is a limit of $100,000 on the aggregate fair market value of shares subject to all incentive stock options which become exercisable for the first time in any one calendar year.

Terms of Option

                  Each option is evidenced by a written stock option agreement between the Company and the optionee and is generally subject to the terms and conditions listed below, but specific terms may vary.

                  (a) Exercise of the Option. The Board of Directors or its committee determines when options granted under the 1994 Plan may be exercised. The current form of the option agreement generally used under the 1994 Plan provides that options will be exercisable cumulatively to the extent of 25% of the option shares on the date twelve months after the vesting commencement date of the option and 1/48th of the option shares at the end of each month thereafter. An option is exercised by giving written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, exchange of shares of the Company's Common Stock held for more than six months or such other consideration as determined by the Board of Directors and as permitted by applicable law. The current form of the option agreement only permits payment by cash, check or exchange of shares.

                  (b) Option Price. The option price of the options granted under the 1994 Plan is determined by the Board of Directors or its committee in accordance with the 1994 Plan, but the option price of incentive stock options and nonstatuatory stock options may not be less than 100% and 85%, respectively, of the fair market value of the Company's Common Stock. The 1994 Plan provides that because the Company's Common Stock is currently traded on the

PROPOSAL
THREE AMENDMENT TO THE 1994 STOCK PLAN (continued)


NASDAQ, the fair market value per share shall be the mean between the high bid and low asked prices the Common Stock on the last market trading day prior to the day of the grant of the option. With respect to any participant who owns stock representing more than 10% of the voting power of the Company's capital stock, the exercise price of any incentive or nonstatuatory stock option must equal at least 110% of the fair market value per share on the date of the grant.

                  (c) Termination of Employment. The 1994 Plan provides that if an optionee's employment by the Company is terminated for any reason, other than death or disability, options may be exercised not later than thirty days after the date of such termination and may be exercised only to the extent the options were exercisable on the date of termination.

                  (d) Disability. If an optionee terminates his employment with the Company as a result of his total or permanent disability, options may be exercised within twelve months after the date of such termination and may be exercised only to the extent the options were exercisable on the date of termination.

                  (e) Death. If an optionee should die while an employee or a consultant of the Company or during the thirty day period following the termination of the optionee's employment or consultancy, the optionee's estate may exercise the options at any time within twelve months after the date of death but only to the extent that the options were exercisable on the date of death or termination of employment.

                  (f) Termination of Options. The terms of all options granted under the 1994 Plan may not exceed ten years from the date of grant. However, any option granted to any optionee who, immediately before the grant of such option, owned more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation, may not have a term of more than five years. Under the current form of option agreement, each option has a term of five years and three months from the date of grant. No option may be exercised by any person after such expiration.

                  (g) Nontransferability of Options. All options are nontransferable by the optionee, other than by will or the laws of descent and distribution, and, during the lifetime of the optionee, may be exercised only by the optionee.

PROPOSAL THREE
AMENDMENT TO THE 1994 STOCK PLAN (continued)


Adjustment Upon Changes in Capitalization

                  In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options automatically terminate. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation. The administrator may, in lieu of such assumption or substitution, provide for the optionee to have the right to exercise the option as to all or a portion of the optioned stock, including shares as to which it would not otherwise be exerciseable. If, in such event, the option is not assumed or substituted, the option shall terminate as of the date of the closing of merger. For the purposes of this paragraph, the option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each share of optioned stock subject to the option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, of other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option, for each share of optioned stock subject to the option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

Amendment and Termination

                  The Board of Directors may at any time amend or terminate the 1994 Plan, but no amendment or termination shall be made which would impair the rights of any participant under any grant theretofore made without his or her consent. In addition, the Company shall obtain shareholder approval of any amendment to the 1994 Plan in such a manner and to the extent necessary to comply with applicable law or regulation. In any event, the 1994 Plan will terminate in 2004.

Federal Income Tax Information

                  Options granted under the 1994 Plan may be either "incentive stock options," as defined in the Code, or nonstatuatory options.

PROPOSAL THREE
AMENDMENT TO THE 1994 STOCK PLAN (continued)


                  An optionee who is granted an incentive stock option will not recognize taxable income either at the time the options is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair  market  value of the shares at the date of the option  exercise or
(ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain, depending on the holding period.

                  All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

                  The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

                  The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1994 Plan and does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

PROPOSAL THREE
AMENDMENT TO THE 1994 STOCK PLAN (continued)


Vote Required

                  Approval of the 1994 Plan requires the affirmative vote of the holders of a majority of the shares presented at the Annual Meeting in person or by proxy and entitled to vote as of the Record Date and such affirmative votes must also constitute at least a majority of the required quorum. Votes against or withheld are counted for purposes of determining the presence or absence of a quorum at the Annual Meeting.

Recommendation of the Board of Directors

                  The Board of Directors recommends a vote FOR the approval of the increase in the number of shares authorized for issuance under the 1994 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

                  The following table sets forth the beneficial ownership of the Common Stock of Xiox as of March 1, 1997 by (i) each director; (ii) the Chief Executive Officer and each of the Company's other officers who received more than $100,000 in total compensation for the year ended December 31, 1996 (such officers, together with the Chief Executive Officer, are collectively referred to as the "Named Executive Officers"); (iii) all directors and executive officers as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the Company's Common Stock at March 1, 1997. All shares are subject to the named person's sole voting and investment power except where otherwise indicated and subject to community property laws where applicable.

                                            Shares               Percent
                                         Beneficially              of
Name                                        Owned(1)              Total
----                                        --------              -----

Edmund H. Shea                            563,342 (2)             23.7 %
    655 Brea Canyon Rd
    Walnut, CA 91789
William H. Welling                      1,027,416 (3)             43.3 %
Atam Lalchandani                           11,000                  0.5 % (4)
Bernard T. Marren                          66,193 (5)              2.8 % (4)
Robert K. McAfee                           43,034 (6)              1.8 % (4)
Mark A. Parrish, Jr.                       10,274 (7)              0.4 % (4)
Anthony DiIulio                            35,300 (8)              1.5 % (4)
Melanie D. Reid                             9,199 (9)              0.4 % (4)
David Y. Schlossman                        40,878 (10)             1.7 % (4)
All directors and officers
as a group (10 persons)                 1,806,636 (11)            73.9 % (4)

------------------

(1) This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated, the business address of each of the beneficial owners listed in this table is: 577 Airport Blvd, Suite 700, Burlingame, CA 94010.

(2) Represents 563,342 shares of Common Stock beneficially owned by Edmund and Mary Shea Real Property Trust.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT (continued)


(3) Represents 1,027,416 shares of Common Stock beneficially owned by Mr. Welling including 104,678 shares owned directly and 922,738 shares owned indirectly. Mr. Welling disclaims all beneficial ownership of 73,718 shares held by family members and related trusts over which Mr. Welling exercises no voting or dispositional power.

(4) Percentage of the sum of Common Stock outstanding and shares which may be acquired by such individual or group upon exercise of outstanding options which are exercisable within sixty (60) days.

(5) Includes 5,874 shares of Common Stock which may be acquired upon exercise of outstanding options which are exercisable within sixty (60) days.

(6) Includes 7,874 shares of Common Stock which may be acquired upon exercise of outstanding options which are exercisable within sixty (60) days.

(7) Includes 3,874 shares of Common Stock which may be acquired upon exercise of outstanding options which are exercisable within sixty (60) days.

(8) Includes 22,600 shares of Common Stock which may be acquired upon exercise of outstanding options which are exercisable within sixty (60) days.

(9) Includes 7,499 shares of Common Stock which may be acquired upon exercise of outstanding options which are exercisable within sixty (60) days.

(10) Includes 25,974 shares of Common Stock which may be acquired upon exercise of outstanding options which are exercisable within sixty (60) days.

(11) Includes 73,695 shares of Common Stock which may be acquired upon exercise of outstanding options which are exercisable within sixty (60) days.

Executive Officers

                  In addition to Mr. Welling, the principal executive officers of the Company and their ages as of April 1, 1997 are as follows:

        Name                  Age     Position

        Wayne F. Benoit       48      Vice President of Business Development

        Robert W. Boyd        34      Vice President of Operations

        Anthony DiIulio       41      Vice President of Sales  & Marketing

        Melanie D. Reid       41      Vice President of Finance,
                                         Chief Financial Officer & Secretary

        David Schlossman      37      Vice President of Engineering


                  Wayne F. Benoit joined Xiox in December 1996 as Vice President of Business Development. Prior to joining Xiox, Mr. Benoit was Chief Operating Officer for ERS International from 1994 to 1996. From 1988 through 1993 Mr. Benoit worked for Ungermann-Bass, most recently as Executive Vice President of Product Operations from 1990 to 1993 and previously as Vice President and Director of Engineering from 1988 through 1990. Prior to that Mr. Benoit was at Linkware Corporation from 1984 to 1988, as President from 1986 to 1987 when it was purchased by Ungermann Bass, and previously as Vice President of Marketing. Formerly, Mr. Benoit held engineering roles at DTSS, Inc. and Epsilon Data Management from 1973 to 1984. Mr. Benoit received his Bachelor of Arts degree in Business and Experimental Psychology from Northeastern University and a Masters in Personnel Services from University of New Hampshire.

                  Robert W. Boyd joined Xiox in July 1990 as a member of the Sales Department. Mr. Boyd was promoted to Director of Sales in January 1994 and to Vice President of Operations in March 1995. Prior to joining Xiox, Mr. Boyd held sales and management positions at First Phone, Inc., a telecommunications firm in Cambridge, Massachusetts. Mr. Boyd received his Bachelor of Science degree in Business Administration at St. Michael's College.

                  Anthony DiIulio was appointed Vice-President of Sales and Marketing in March 1995. Prior to that, Mr. DiIulio had held the position of Vice President of Operations for Xiox Corporation since March 1991 when Xiox acquired SFX, Inc. (then Summa Four Business Products, Inc.). Prior to the acquisition, Mr. DiIulio was General Manager of Summa Four Business Products, Inc. where he was responsible for sales, marketing and operations. From 1984 to 1987 Mr. DiIulio held several different positions with Wang Laboratories, Inc. Mr. DiIulio received his Bachelor of Science degree from Northeastern University and his Masters in Business Administration from New Hampshire College.

                  Melanie D. Reid became Vice President of Finance and Chief Financial Officer of the Company in July 1995. Prior to joining the Company, Ms. Reid served as Director of Product Delivery and Controller of Product Operations at UB Networks (formerly Ungermann Bass). From 1987 to 1990 Ms. Reid was a financial manager in the Intercontinental Division of UB's parent, Tandem Computers. Ms. Reid also held various financial and managerial positions at Honeywell Information Systems from 1977 to 1987. Ms. Reid received her Bachelor of Science degree in Accounting from Boston College and her Masters in Business Administration from the University of Texas at Arlington.

                  David Y. Schlossman rejoined the Company as Vice President of Engineering in January 1990 following a six-month period during which Mr.
Schlossman was with Applied Voice Technology, a telecommunications voice-processing company. Mr. Schlossman originally joined Xiox in early 1984 as a software engineer. Mr. Schlossman was promoted to Chief Engineer in January 1988 and to Vice President of Engineering in September 1988. Prior to joining Xiox, Mr. Schlossman held software engineering posts at Columbia and New York Universities and at several U. S. Government agencies and independent software vendors. Mr. Schlossman received his Bachelor of Arts degree in computer science from Ohio State University.


EXECUTIVE COMPENSATION

Summary of Officer Compensation

                  The  following  table  shows,  for the last three fiscal years ending  December  31,  1996,  1995 and  1994  certain  compensation  paid by the
Company,   including   salary,   bonuses,   stock   options  and  certain  other
compensation, to the Named Executive Officers in fiscal 1996:
                                                 Summary Compensation Table
                                                                                         Long-Term
                                                                                        Compensation
                                              Annual  Compensation                        Awards
                                              --------------------                        ------
Name  and                                    Salary         Bonus      Other Annual      Options(2)
Principal Position                 Year        ($)           ($)          ($)(1)            (#)
------------------                 ----        ---           ---          ------            ---
William H. Welling                 1996    158,450 (3)    13,631 (4)      4,800               --
   President and Chief             1995    152,214 (3)        --          4,800               --
   Executive Officer               1994     94,519 (3)        --          2,300               --

Anthony DiIulio                    1996    105,754 (5)    34,650 (6)      4,200           15,000
   Vice President of               1995    102,308 (5)    43,533 (6)      4,200               --
   Sales & Marketing (7)           1994    102,308 (5)    28,065          4,200           15,000

Melanie D. Reid
    Vice President of              1996    108,431        13,700 (9)      4,200           20,000
     Finance, Chief Financial      1995     51,747 (8)        --          2,100           20,000
     Officer & Secretary           1994         --            --             --               --

David Y. Schlossman                1996    101,364 (10)   19,549 (11)     4,200            5,000
   Vice President of               1995    103,088 (10)   12,000          4,200            5,000
   Engineering                     1994     95,383 (10)   12,000          4,200               --

----------
(1)  Automobile allowances.

(2) The Company has no stock appreciation rights. Options granted in 1996 were exchanged for old options under 7/12/96 Stock Repricing.

(3) Includes $1,159 of salary earned in 1996 but to be paid in 1997 and payout of paid-time-off balances of $2,791 in 1996, $2,214 in 1995 and $2,019 in 1994.

(4)  Includes $9,650 of bonus earned in 1996 but paid in 1997.

(5) Includes $773 of salary earned in 1996 but to be paid in 1997 and payout of paid-time-off balances of $1981 in 1996, $2,308 in 1995 and $2,308 in 1994.

(6) Includes $6,750 of bonus earned in 1996 but paid in 1997. Also includes $19,620 in 1996 and $19,620 in 1995 of reportable relocation expense associated with the sale of Mr. DiIulio's east coast residence.

(7) Mr. DiIulio became a Vice President of Sales and Marketing in March 1995. Prior to that he was Vice President of Operations.

(8)  Ms. Reid joined Xiox in July 1995.

(9)  Includes $5,700 of bonus earned in 1996 but paid in 1997.

(10) Includes $744 of salary earned in 1996 but to be paid in 1997 and payout of paid-time-off balances of $1431 in 1996, $6,788 in 1995 and $1,783 in 1994.

(11) Includes $4,995 of bonus earned in 1996 but paid in 1997.

OPTIONS GRANTED DURING FISCAL 1996

                  The following table summarizes the grants of options to purchase the Company's Common Stock made to the Named Executive Officers.

                  Option Grants in Last Fiscal Year
                                                       Individual Grants
----------------------------------------------------------------------------------------------------------
                                           % of Total                                 Potential Realizable
                                                                                              Value
                                             Options                                    at Assumed Annual
                                                                                              Rates
                                           Granted to                                   of Stock Price
                                           Employees      Exercise                         Appreciation
                              Options      in Fiscal       Price        Expiration       for Option Term
Name                          Granted(1)     Year(2)       ($/Sh)          Date          5%($)     10%($)
----                          ----------     -------       ------          ----          -----     ------
William H. Welling                 --            --             --            --           --         --

Anthony DiIulio                 15,000          9 %        $3.4375        3/29/04      $11,112    $23,930

Melanie D. Reid                 20,000         12 %        $3.4375        8/13/05      $14,816    $31,907

David Y. Schlossman              5,000          3 %        $3.4375        8/13/05       $3,704    $ 7,977


----------
(1) Options under the Company's 1994 Plan vest over a four-year period at a rate of 25% of the option shares twelve months after vesting commencement date and 2.08% per month each month thereafter. Options under the 1984 Option plan vest over a four-year period at a rate of 25% of the option shares per year.

(2) Based upon 166,400 options granted to employees in 1996. Options granted to Named Executive Officers were exchanged for older options on July 12, 1996.

OPTION EXERCISES AND FISCAL 1996 YEAR-END VALUES

                  The  following   table  provides  the  specified   information
concerning  exercises of options to purchase the Company's  Common Stock and the fiscal  year-end  value  of  unexercised  options  held by the  Named  Executive
Officers.


                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values
                      Shares
                  Acquired on     Value       Number of Unexercised             Value of Unexercised in-the
                    Exercise    Realized      Options at 12/31/96 (#)           -Money Options at
                    --------    --------      -----------------------           -----------------
                                                                                12/31/96($)(1)
                                                                                --------------
Name                      (#)       ($)      Exercisable     Unexercisable       Exercisable    Unexercisable
----                      ---       ---      -----------     -------------       -----------    -------------
William H. Welling        --        --             --                 --               --               --

Anthony DiIulio           --        --         15,100             15,000          $29,243           $  938

Melanie D. Reid           --        --             --             20,000               --           $1,250

David Y. Schlossman       --        --         24,100              5,000          $51,188           $  313

----------
(1) Fair market value of the Company's Common Stock based upon the closing bid price at December 31, 1996 ($3.50) minus the exercise price of the options.

                                       19

Audit and Compensation Committee Report

                  The Company applies a consistent philosophy to compensation for all employees including senior management. The Company is based on the premise that achievements of the Company result from the coordinated efforts of all individuals working toward common objectives focused on meeting customer and stockholder expectations.

                  The goals of the Company's compensation program are to align compensation with business objectives and performance while enabling the Company to attract, retain and reward employees who contribute to the long-term success of the Company. In all cases attention is given to fairness in the administration of pay and to ensure that all employees understand the related performance evaluation and administration process.

                  The Company's compensation program for executive officers is based on the principles described above. It is administered by the Audit and Compensation Committee of the Board of Directors composed of the non-employee directors listed at the end of this report. None of the non-employee directors have any interlocking or other type of relationship that would call into question their independence as a committee member.

                  The Company's executive compensation is intended to be consistent with leading companies in the industry while being contingent upon the Company's achievement of near and long-term objectives and goals. The Company's executive philosophy is based on three components, each of which is intended to serve the overall compensation philosophy.

Base Salary

                  Base salary is targeted at the competitive median for competitors of similar size in the software industry. For the purposes of establishing these levels, the Company compares itself to the American Electronics Association sponsored salary surveys of software companies.

                  Salaries of executives are reviewed by the Audit and Compensation Committee on an annual basis and may be increased at that time based upon: (i) the Audit and Compensation Committee's agreement that the individual's contributions to the Company have increased and (ii) increases in median competitive pay levels.

                  In October 1996, the Board of Directors, on the recommendation of the Audit and Compensation Committee, increased the base salaries paid to each of the Named Executive Officers. Mr. Welling, President and Chief Executive Officer, Mr. DiIulio, Vice President of Sales & Marketing and Mr. Schlossman, Vice President of Engineering, received base salary increases of 6.1%. Ms. Reid, Vice President of Finance, Chief Financial Officer and Secretary, received a base salary increase of 5.5%.

Annual Incentives

                  Annual incentives for executives are intended to reflect the Audit and Compensation Committee's belief that management's contribution to stockholder returns comes from maximizing earnings and the quality of those earnings. Incentive compensation is based upon the Company's 1990 Profit Sharing Plan that sets aside up to 10% of the Company's operating earnings in which all eligible employees of the Company share on a pro rata basis. In May 1996 an executive bonus plan ( "Executive Compensation Plan") was approved by the Audit and Compensation Committee for eligible senior management to replace their participation in the 1990 Profit Sharing Plan. In fiscal 1996, the Executive Compensation Plan period covered the second, third and fourth fiscal quarters. The key elements of the Executive Compensation Plan included measurement of pre-tax profit, total revenue and management by objectives ("MBOs") versus pre-established plans. Bonuses were paid following the end of each fiscal half. Participants must be an employee at the time of distribution to receive bonuses under the Executive Compensation Plan.

Long-Term Incentives

                  The Audit and Compensation Committee also endorses the position that stock ownership by management is beneficial in aligning management and stockholder interests and in enhancing stockholder value. Stock options are also used to retain and motivate executives to improve the Company's long-term stock market performance. Stock options are granted at the prevailing market value. Grants awarded vest over four years, at a rate of 25% of the option shares twelve months after vesting commencement date and 2.08% per month each month thereafter.

                  The Audit and Compensation Committee determines the number of options to be granted based upon comparison within the competitive marketplace. Outstanding historical performance by an individual is additionally recognized through larger than normal option grants.

Report on Repricing of Options

--------------------------------------------------------------------------------

                  On July 12, 1996, all employees of the Company, including the Chief Executive Officer and the three other most highly compensated executive officers, were given the opportunity to exchange existing, higher priced options granted under the 1994 Plan for new options with an exercise price of $ 3.4375 per share, which price was equal to the mean between the high bid and low asked prices for the Company's Common Stock on the last market trading day prior to July 12, 1996.

                  The Company believes that given the disparity, on July 12, 1996, between the trading price of its Common Stock and the exercise price of certain existing stock options, such repricing was desirable in order to provide incentive to the Company's employees to work towards the future growth of the Company and to retain key personnel.

                                         Respectfully submitted,
                                         Bernard T. Marren, Chairman
                                         Robert K. McAfee
                                         Atam Lalchandani
--------------------------------------------------------------------------------

                       TABLE OF TEN-YEAR OPTION REPRICINGS

                  The following table sets forth option information concerning options of Xiox Corporation's officers which were repriced during fiscal 1996.


                                    Number of         Market Price                                      Length of Original
                                   Securities          of Stock at       Exercise Price                     Option Term
                               Underlying Options       Time of           at Time of          New        Remaining at Date
                                   Repriced or        Repricing or        Repricing or      Excercise     or Repricing or
Name                 Date          Amended (#)        Amendment ($)      Amendment ($)       Price($)     Amendment (Yrs)
----                 ----          -----------        -------------      -------------       --------     ---------------
Robert W. Boyd
Vice President       7/12/96          5,000              $3.4375            $5.000           $3.4375      7 years 8 months
Operations           7/12/96         13,000              $3.4375            $4.1250          $3.4375      9 years 1 month

Anthony DiIulio
Vice President
Sales & Marketing    7/12/96         15,000              $3.4375           $ 5.000           $3.4375      7 years 8 months

Melanie D. Reid
Vice President
Finance/ Chief
Financial Officer    7/12/96         20,000              $3.4375            $4.1250          $3.4375      9 years 1 month

David Y. Schlossman
Vice President
Engineering          7/12/96          5,000              $3.4375            $4.1250          $3.4375      9 years 1 month


Director Compensation

                  During the year ended December 31, 1996, Messrs. Lalchandani, Marren, McAfee and Parrish were paid directors' fees of $300 for each of the meetings of the Board they attended in 1996. Nonemployee directors participate in the Company's 1994 Plan. The 1994 Plan provides for an automatic grant of a nonstatutory stock option to purchase 1,000 shares of Common Stock to each nonemployee director who is elected or re-elected to the Board of Directors at each Annual Meeting of the Company's stockholders. The terms and conditions of each option grant to any director shall be as set forth in the stock option agreement entered into between the Company and the nonemployee director. None of the directors held consulting contracts with the Company during 1996.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file certain reports of ownership with the Securities and Exchange Commission (the "Commission") and with the National Association of Securities Dealers. Such officers, directors and shareholders are also required by Commission rules to provide the Company with copies of all
Section 16(a) forms that they file. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that, during the period from January 1, 1996 to December 31, 1996, its executive officers, directors and ten percent stockholders filed all required Section 16(a) reports on a timely basis.

                                  OTHER MATTERS

                  The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                       By Order of the
                                       Board of Directors,
                                       XIOX CORPORATION

                                       /s/ Melanie D. Reid
                                       -------------------------
                                       Melanie D. Reid
                                       Secretary
April 14, 1997
Burlingame, California

                                                                      APPENDIX A

PROXY                          XIOX CORPORATION                           PROXY

           Annual Meeting of Stockholders to be Held on May 19, 1997 This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints William H. Welling and Melanie D. Reid, and each or either of them, as proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the other side, all of the shares of Common Stock of Xiox Corporation held of record by the undersigned as of April 1, 1997 at the Annual Meeting of Stockholders of Xiox Corporation to be held May 19, 1997, or at any adjournment thereof.

                (Continued, and to be signed on the other side)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 [X] Please mark
                                                                                                                      your votes
                                                                                                                        as this
                                         WITHHOLD
1. ELECTION OF DIRECTORS           FOR   FOR ALL                                                             FOR   AGAINST  ABSTAIN
   INSTRUCTION: if you wish to     [  ]    [  ]      2. Proposal to ratify the appointment of KPMG Peat      [  ]    [  ]     [  ]
   withhold authority to vote for                       Marwick LLP as independent accountants for the
   any individual nominee, strike                       fiscal year ending December 31, 1997.
   a line through that nominee's
   name in the list below:                           3. Proposal to amend the Company's 1994 Stock Plan to   [  ]    [  ]     [  ]
                                                        increase by 150,000 the number of shares of the
William H. Welling, Mark A. Parrish, Jr.,               Company's Common Stock reserved for issuance thereunder.
Robert K. McAfee, Bernard T. Marren,
Atam Lalchandani

------------------------------------------------

I PLAN TO ATTEND THE MEETING                [  ]

                                                                       In their  discretion,  the  Proxies  are
                                                                       authorized   to  vote  upon  such  other
                                                                       matter(s) which may properly come before
                                                                       the  meeting  and at any  adjournment(s)
                                                                       thereof.

                                                                       The shares covered by this proxy will be
                                                                       voted    in    accordance    with    the
                                                                       undersigned(s) instructions with respect
                                                                       to any  matter  in  which  a  choice  is
                                                                       specified.  If this  proxy  is  returned
                                                                       without       indicating        specific
                                                                       instructions,   all  shares  represented
                                                                       herein  will be voted  for the  Director
                                                                       nominees  listed,  and as recommended by
                                                                       the  Board  of  Directors  on all  other
                                                                       proposals.  Each of the proxies or their
                                                                       substitutes  as  shall  be  present  and
                                                                       acting at the Annual  Meeting shall have
                                                                       and may  exercise  all of the  powers of
                                                                       all said proxies hereunder.


Signature(s)___________________________________________________________                   Dated  _______________________, 1997
Note: Please sign as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please five full title as such.

------------------------------------------------------------------------------------------------------------------------------------